Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-143552) on Form S-8, and Registration Statement (No. 333-129181) on Form S-8, of PokerTek, Inc. of our report dated March 31, 2009, relating to our audit of the consolidated financial statements, and the financial statement schedule, which appear in the Annual Report on Form 10-K of PokerTek, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP
Charlotte, North Carolina Date: March 31, 2009